UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 21, 2015

InterCloud Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 630-5460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

The 2015 Annual Meeting of the stockholders of InterCloud Systems, Inc. (the “Company”) was held on September 21, 2015, in Spring Lake, New Jersey. Stockholders representing 13,232,356 shares, or 51.1%, of the outstanding shares of the Company’s common stock as of July 22, 2015, the record date for the meeting, were present in person or were represented at the meeting by proxy. Final voting results are shown below.

Election of Directors

The following individual was elected as a Class II Director by a plurality of the votes cast:

	Votes Cast For		Vote Cast Against
Nominee for Director	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
Neal L. Oristano	4,657,450	94.5%	0	0	269,223	8,305,683

Approval of 2015 Performance Incentive Plan

The approval of our 2015 Performance Incentive Plan received the affirmative vote of a majority of the votes cast and was passed.

Votes Cast For		Vote Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
4,558,716	92.5%	308,015	6.3%	59,242	8,305,683

Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of an independent registered public accounting firm, BDO USA LLP, to audit the Company’s consolidated financial statements for the year ending December 31, 2015, received the affirmative vote of a majority of the votes cast and was passed.

Votes Cast For		Vote Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
12,284,030	92.8%	331,949	2.5%	616,377	0

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: September 23, 2015	By:	/s/ Mark E. Munro
	Name:	Mark E. Munro
	Title:	Chief Executive Officer

3